                                                                   EXHIBIT 10.10

                     SOLE AND EXCLUSIVE LICENSE AGREEMENT
                                    Between
                            HIND HEALTH CARE, INC.
                                      And
                           ENDO PHARMACEUTICALS INC.



THIS AGREEMENT is effective as of the 20th day of November 1998, between Hind Healthcare, Inc., a California corporation, having its principal office at Suite 101, 3707 Williams Road, San Jose, CA 95117-2017 ("HIND") and Endo Pharmaceuticals Inc., a Delaware corporation, having its principal office at 223 Wilmington West Chester Pike, Chadds Ford, PA 19317 ("ENDO").

WITNESSETH THAT:

WHEREAS, HIND represents that it is the owner of certain patents, know-how and trademarks for the topical treatment of post-herpetic neuralgia, other forms of neuralgia and neuropathy and has the right to grant licenses to said patents, know-how, and trademarks;

WHEREAS, ENDO is a pharmaceutical company engaged in research, development, and marketing of various products, including pain management products;

WHEREAS, ENDO wishes to secure a license to said Hind patents, know-how, and trademarks to develop, import, use, market, promote, and sell a pharmaceutical product for the topical treatment of post-herpetic neuralgia, other forms of neuralgia and neuropathy in the United States;

WHEREAS, HIND is willing to grant and Endo is willing to accept a license to said Hind patents, know-how, and trademarks upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the covenants and obligations hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:

I.  DEFINITIONS
    -----------

The following capitalized terms shall have the meanings set forth below for purposes of this Agreement:

(a) "Affiliate" means any entity controlling, controlled by or under common control of either ENDO or HIND. For purposes hereof, "control" shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the securities having the right to vote for the election of directors, in the case of a corporation, and more than fifty percent (50%) of the beneficial interest in the capital, in the case of a business entity other than a corporation.

(b) "Approvable Letter" means a written communication from the FDA, in accordance with Section 21 CFR 314.110, which states that the NDA for the Product substantially meets all FDA requirements for approval to market, promote, and sell the Product in the Territory contingent upon the NDA applicant satisfactorily addressing any minor issues raised by the FDA.


The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.



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HIND-ENDO
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(c) "Approval Letter" means a written communication from the FDA, in accordance with Section 21 CFR 314.105, which states that the NDA for the Product meets all FDA requirements for the Product and the Product may be marketed, promoted, and sold in the Territory.

(d) "Commercial Sale" means the sale for value of Product by ENDO to an unaffiliated third party. Commercial Sale does not include transfer or sale of Product by ENDO to Affiliates or sublicensees nor any donation or transfer of Product free of charge by ENDO to unaffiliated third parties.

(e) "FDA" means the United States Food and Drug Administration.

(f) "FDA Communication" means any action, request, order, instruction, communication, complaint, notice, public announcement or inquiry by the FDA or any submission, filing, letter or other communication by HIND to the FDA, regarding the Product which is sent by or is received by HIND or which comes to Hind's or its agent's attention, including, but not limited to field actions, investigations or recalls of the Product in the Territory.

(g) "Intellectual Property Rights" means the Licensed Patents, Know-How, and Trademarks listed in Exhibit A which are necessary or useful for the development, manufacture, use, marketing, promotion, and sale of the Product and all improvements and enhancements thereto by HIND, TEIKOKU and/or any related party.

(h) "Know-how" means all information and data, regardless of form, which is necessary or useful for the development, use, marketing, promotion, and sale of the Product.

(i) "Licensed Patent" means the United States patents listed in Exhibit A owned in whole or in part or licensed or assigned to HIND and all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, and divisions thereof.

(j) "License Year" means a twelve (12) month period beginning on the date of the Product Launch and thereafter on the anniversary date thereof.

(k) "NDA" means the new drug application covering the Product on file with the FDA, as amended from time to time.

(l) "Net Sales" means the gross invoice price of Products sold by ENDO to any third party, excluding Affiliates and sublicensees, less (i) cash, trade, promotional, or quantity discounts and/or rebates, (ii) retroactive price reductions, (iii) sales, use, or other excise taxes, (iv) returns and allowances, (v) expired Products and (vi) transportation and/or shipping charges.


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HIND-ENDO
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(m) "Product" means any topical formulation of lidocaine in a bandage and/or transdermal (Patch) formulation, whether sold over-the counter or by prescription, for human use which falls within the claims of the Licensed Patents.

(n) "Product Launch" means the first Commercial Sale of the Product by ENDO for resale or use to an unaffiliated third party in the Territory.

(o) "Reasonable Commercial Efforts" means those efforts which would be made by a reasonably prudent business person acting in good faith, in the exercise of reasonable commercial judgment and in a manner consistent with those efforts a party devotes to a pharmaceutical product resulting from its own research efforts and having a similar market potential.

(p) "Related Agreement" means the Supply and Manufacturing Agreement entered into by Teikoku Seiyaku Co. Ltd., and Teikoku Pharma USA, Inc (collectively hereinafter referred to as "TEIKOKU"), the manufacturer of the transdermal delivery system for the Product and ENDO of even date herewith and attached hereto as Exhibits B made a part hereof.

q) "Royalty Period" means the period commencing with the second (2nd) anniversary of the date of receipt by ENDO of HIND's receipt of notice of the Approval Letter by ENDO in the Territory until the shorter of (i) the life of the last issued Licensed Patent or (ii) thirteen (13) years from the effective date of this Agreement.

(r) "Submission Package" means all pre-clinical, laboratory, clinical, biocompatibility and other testing data, labeling, processing, material and packaging specifications, and supplements or amendments to the foregoing; and all other information in the possession of and used by HIND for submitting, obtaining, and maintaining approval of an NDA in accordance with the requirements of the Food Drug & Cosmetic Act, as amended, from time to time.

(s) "Supply and Manufacturing Agreement" means the Supply Agreement between TEIKOKU and ENDO of even date herewith and attached hereto as Exhibit B and made a part hereof.

(t) "Territory" means the United States, its territories, commonwealths, and possessions.

(u) "Trademark" shall mean the HIND trademarks "LIDODERM" or TAKON that may be used to market the Product in the Territory

II. LICENSE GRANT
    -------------

HIND hereby grants to ENDO and ENDO hereby accepts a sole and exclusive license, including the right to sublicense, to all of the Intellectual Property Rights including the rights to develop, use, market, promote, and sell the Product in the Territory.


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III. LICENSE FEES
     ------------

3.1 As consideration for entering into the binding Term Sheet between the parties hereto, dated as of October 8, 1998, ENDO paid to HIND a fee of Fifty Thousand Dollars ($50,000). Such fee shall be credited against the license fee set forth in Paragraph 3.2 below and such license fee shall be reduced accordingly.

3.2 ENDO shall pay HIND Two Million Dollars ($2,000,000), as part consideration for the license granted by HIND to ENDO in Article 2 above, within fifteen (15) business days of HIND's delivery to ENDO of the original Approvable Letter from the FDA for the Product, provided, however, that the terms of such Approvable Letter are reasonably acceptable to ENDO, at ENDO's discretion. In the event that HIND is able to obtain an Approval Letter from the FDA with regard to the Product, without having to first obtain an Approvable Letter as provided for under this Paragraph, ENDO will still pay HIND the amount set forth in this Paragraph in addition to the amount set forth in Paragraph 3.3 below, provided that the Approval Letter contain terms that are reasonably acceptable to ENDO, at ENDO's discretion.

3.3 ENDO shall pay HIND Six Million Dollars ($6,000,000), as part consideration for the license granted by HIND to ENDO in Article 2 above, within fifteen (15) business days of HIND's delivery to ENDO of the original Approval Letter from the FDA for the Product.

3.4 ENDO shall pay HIND Two Million Dollars ($2,000,000), as part consideration for the license granted by HIND to ENDO in Article 2 above, within fifteen (15) business days of ENDO's Product Launch.

3.5 The payments set forth in Paragraphs 3.2, 3.3, and 3.4 above shall only be paid upon the occurrence of the designated event.

IV.  ROYALTIES
     ---------

4.1 As part consideration for the license granted by HIND to ENDO in Article 2 above, ENDO shall pay HIND royalty payments as follows:

     (a) Commencing with the second (2nd) annual anniversary of the date of ENDO's receipt of the original Approval Letter for the Territory and for twelve (12) months thereafter, ENDO shall pay HIND an annual royalty of *** percent (***%) of Net Sales of the Product in the Territory.

     (b) Commencing with the third (3rd) annual anniversary of the date of ENDO's receipt of the original Approval Letter for the Territory and until the shorter of the life of the last to expire Licensed Patent or thirteen (13) years from the effective date of this Agreement, ENDO shall pay HIND an annual royalty of *** (***%) percent of Net Sales of the Product in the Territory.

     (c) Commencing with the second (2nd) annual anniversary of the date of ENDO's receipt of the original Approval Letter for the Territory and until the shorter of the life of the last to expire

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          Licensed Patent or thirteen (13) years from the effective date of this
          Agreement, ENDO shall pay to HIND annual royalties under this Agreement of at least *** for each twelve month (12) period thereafter. None of the minimum royalty payments are refundable once due and paid.

     (d) Notwithstanding the provisions in Paragraphs 4.1 (a) through (c), ENDO's obligation to pay royalties, including minimum royalties, to HIND shall cease if the applicable claims in a Licensed Patent in the Territory are held invalid by an unappealed or unappealable decision of a court of competent jurisdiction in the Territory. In the event that ENDO's obligation to pay royalties terminates in accordance with this Paragraph, ENDO shall have the option to use the Trademarks upon payment of a *** percent (***%) royalty to HIND based on the royalty calculations set forth in this Agreement.

4.2 Royalty Reports.  ENDO will provide to HIND, within sixty (60) days after
    -----------------
the end of each calender quarter in a relevant twelve (12) month Royalty Period, a written report setting forth the total Net Sales for the Product in the Territory for that period and will accompany such report with an appropriate payment of royalty or minimum royalty due for such period. Any Royalty payments, which are not paid on time, shall bear interest at the compounded rate of *** percent (***%) per month.

4.3 Nothing contained herein shall obligate ENDO to pay HIND more than one royalty on any unit of Product sold in the Territory, provided however, that Endo shall be responsible for payment of all Royalties and delivery of all Royalty Reports due hereunder, either from ENDO or its sublicenses.

V.  OBLIGATIONS OF THE PARTIES
    --------------------------

5.1 REGULATORY
    ----------

(a) FDA Communications.  Upon being contacted by the FDA for any regulatory
    -------------------
    purpose related to the Product or the NDA for the Product, HIND shall immediately notify ENDO. ENDO shall be responsible for providing all responses directly to the FDA regarding inquiries related to the marketing, promotion, and/or sale of the Product, including any amendments or supplements to the NDA for the Product with regard to such issues.

(b) Ownership of the NDA.
    ----------------------

    (i) The NDA for the Product shall be owned by TEIKOKU USA in accordance with a separately negotiated agreement between HIND and TEIKOKU USA.

    (ii) TEIKOKU shall be responsible for maintaining the good standing of the NDA for the Product in the Territory, in accordance with the applicable regulations and laws of the Territory. TEIKOKU obligations in this regard shall include, but shall not be limited to, the preparation and filing of any Submission Package for the Product to maintain ENDO's right to continue to market, promote, and sell the Product in the Territory and

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           the various statutory obligations of NDA owners as set forth on
           Exhibit C attached hereto and made a part hereof as amended from time to time by the FDA and other relevant authorities.

     (iii) Each party hereto shall provide the other parties copies of all new information, with regard to the Product. TEIKOKU and/or HIND will provide ENDO with copies of all information, with regard to the Product that they may file with regulatory authorities outside the Territory.

     (iv) ENDO shall be solely responsible for the initiation and conduct of any clinical or other trial for additional indications for the Product, other than its current indication for post-herpetic neuralgia. Neither HIND nor TEIKOKU shall provide Product to any party for any use within the Territory, whether compassionate or otherwise, provided that ENDO will continue to fulfill the commitments and obligations made by HIND under its compassionate use program prior to the execution of the binding Term Sheet.

(c)  Adverse Drug Reactions
     ----------------------

     (i)   Adverse Reaction or Complaint: Each party hereto hereby agrees to
           -----------------------------
           notify the other party by facsimile with a follow up hard copy, within twenty-four hours (24) of receipt of any adverse reaction or complaint reported to it or its agent resulting from the use of the Product.

     (ii)  FDA Reporting.
           -------------

           (a) Adverse Reactions and Field Alerts: HIND/TEIKOKU will be
               ----------------------------------
               responsible for completion and submission to the FDA of any Form FDA 3500a with respect to an adverse reaction involving the Product or any complaint that would require a field alert, as and when appropriate, unless such request is made directly to ENDO and ENDO is under any statutory or regulatory obligation to make such or similar report or filing to the FDA. Each party will forward to the other a copy of each completed Form FDA3500a or similar report or filing with respect to the Product at least forty-eight (48) hours prior to filing such a report with the FDA.

           (b) Periodic Adverse Experiences Reports and Annual Reports:
               -------------------------------------------------------
               HIND/TEIKOKU will be responsible for completion of the periodic ADE (Adverse Drug Experiences) reports and annual reports required by the FDA with respect to the Product. HIND/TEIKOKU will forward to ENDO a copy of each such report dealing with the Product at least forty eight (48) hours before filing such with the FDA.

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5.2  MARKETING
     ---------

Reasonable Commercial Efforts.  ENDO shall use reasonable commercial efforts to
------------------------------
commercialize the Product and introduce the Product into the commercial market in the Territory as soon as practical.

VI.  OPTION FOR ADDITIONAL TERRITORIES - CANADA and MEXICO
     -----------------------------------------------------

HIND hereby grants ENDO an option to extend this Agreement to cover a sole and exclusive, license, on royalty terms that are substantially similar to those set forth in this Agreement, with the right to sublicense, (subject to HIND's approval which shall not be unreasonably withheld) to the Intellectual Property Rights including the right to develop, use, market, promote, and sell Product in Canada and Mexico. ENDO must exercise this Option for each of these respective territories within six (6) months of the regulatory registration of the Product in each territory.

VII. OPTION FOR DEVELOPMENT PRODUCT
     ------------------------------

7.1 HIND hereby grants ENDO an option for a sole and exclusive license, with the right to sublicense, to the Intellectual Property Rights including the right to develop, use, market, promote, and sell a topical formulation of lidocaine in a gel formulation ("Development Product"), whether sold over-the-counter or by prescription, for human use which falls within the claims of the Licensed Patents. HIND expects the clinical development for the Development Product to be completed and its NDA subsequently filed by the end of calendar year 1999. Within six (6) months of the Product Launch, ENDO shall complete its due diligence on the Development Product. Within one (1) month of the completion of ENDO's due diligence on the Development Product, ENDO may exercise the option granted by HIND under this Paragraph. In the event ENDO exercises its option under this Paragraph, ENDO shall bear all reasonable costs for the completion of the NDA, including any applicable filing fees, provided that all such activities are under ENDO's general supervision and such reasonable costs do not exceed HIND's anticipated development and NDA filing budget of One Million Dollars ($1,000,000). Any reasonable expense over and beyond the budget approved by ENDO for the Development Product, must receive prior written approval from ENDO. In the event that ENDO fails to exercise its option under this Paragraph in the time provided herein, all of HIND's rights to the Development Product shall remain with HIND to do as it may decide.

7.2  ***.

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VIII.  WARRANTIES AND REPRESENTATIONS
       ------------------------------

8.1    Legal Authority.  Each party represents and warrants to the other that it
       ---------------
has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

8.2    No Conflicts.  Each party represents and warrants that as of the date of
       ------------
this Agreement it is not a party to any agreement or arrangement with any third party or under any obligation or restrictions, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

8.3    Third Party Claims.  HIND warrants to ENDO that there are no third party
       ------------------
claims that would challenge or impair the license of the rights granted to ENDO herein, including without limitation, any claims based upon patents, copyrights, trademarks, or trade secret laws of the Territory. In the event, that a bono fide third party claim manifests itself with regard to the Intellectual Property and ENDO is able to negotiate an appropriate royalty bearing license from such third party, HIND shall pay fifty percent (50%) of such third party royalty, provided that in no event shall HIND be required to pay more than fifty percent (50%) of the royalties paid by ENDO to HIND hereunder. To the extent that the royalty due to the third party exceeds 12% per annum, ENDO shall have the option to terminate this Agreement.

8.4    Submission Package.  HIND hereby warrants and represents to ENDO that the
       ------------------
Submission Package for the Product and all information contained therein, as of the effective date of this Agreement, are true and correct and that HIND is unaware of any fact that would render such information inaccurate or untrue .

8.4    Survival.  The foregoing representations and warranties shall survive the
       --------
execution, delivery, and performance of this Agreement, notwithstanding any due diligence investigation by or on behalf of either party.

IX.    TRADEMARKS
       ----------

9.1.   Trademark License Grant.  HIND hereby grants ENDO an exclusive, royalty-
       -----------------------
free right and license, subject to Paragraph 4.3 above, to use the Trademark in connection with the marketing, promotion, advertising, and sale or other distribution of the Product in the Territory. ENDO may sublicense such right and license to use such Trademark to any permitted sublicensees if such sublicensee agrees in writing to be bound by the terms and conditions of this Paragraph.

9.2 ENDO may request HIND's reasonable assistance, at the expense of ENDO, in applying for or maintaining any registration of the Trademark in the Territory.

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9.3    HIND shall notify ENDO at least sixty (60) days prior to abandoning the registration for the Trademark to allow ENDO to maintain such registration if it so chooses.

X.  INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THIRD PARTIES
    -------------------------------------------------------------

10.1 In the event that any infringement of any aspect of the Intellectual Property Rights shall come to the attention of HIND or ENDO, HIND or ENDO shall duly inform each other, and ENDO shall, in its sole discretion, determine whether or not HIND should prosecute an infringement action in connection with such Rights, provided that if ENDO so elects that HIND should initiate legal proceedings against the alleged infringer, such proceedings shall be at ENDO's expense, subject to the provisions of this Agreement. HIND hereby agrees to work with ENDO in the initiation and prosecution of any such Intellectual Property Rights infringement proceedings.

10.2 ENDO may deduct the expenses of any such proceedings against up to fifty percent (50%) of the Royalty, if any due to HIND from ENDO, including minimum royalties, under this Agreement. Out of any damages or awards recovered by HIND in such action, HIND will first recover all royalties up to the 50% of Royalty payable by ENDO to HIND and withheld by ENDO to defray costs of such proceedings. ENDO will then recover its expenses for conducting said litigation beyond the costs defrayed by the withheld royalties. HIND will also recover any expenses, which it incurred on behalf of the litigation. Any amount remaining thereafter belongs to ENDO. Sales made by the infringer shall be treated as a sale made by ENDO for Royalty purposes under this Agreement.

XI. CONFIDENTIAL INFORMATION
    ------------------------

11.1 All information disclosed by one party to the other under this Agreement shall be deemed to be confidential information ("Confidential Information"). The parties hereby agree to hold in strictest confidence any and all Confidential Information disclosed by one party to the other under this Agreement or obtained by either party as a result of performing its obligations under this Agreement. The parties hereby agree that the following shall not be considered Confidential Information subject to this Agreement:

(a) information which at the time of disclosure by one party to the other is in the public domain;

(b) information which, after disclosure by one party to the other becomes part of the public domain by publication or otherwise, provided that such publication is not in violation of this Agreement or any other confidentiality agreement;

(c) information, which the receiving party can establish in writing, was already known to it or was in its possession at the time of disclosure by the other party and was not acquired, directly or indirectly, from the disclosing party.

(d) information, which the receiving party lawfully receives from a third party, provided, however, that such third party was not obligated to hold such information in confidence.

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(e)  information which the receiving party is compelled to disclose by a court or other tribunal of competent jurisdiction, or the FDA, provided however, that in each such case the receiving party shall immediately give notice to the disclosing party to enable the disclosing party to exercise its legal rights to prevent and/or limit such disclosure. In any event, the receiving party shall disclose only that portion of the Confidential Information that, in the opinion of the disclosing party's legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

11.2 The receiving party shall not use Confidential Information for any purpose other than for the purposes set forth in this Agreement.

11.3. The receiving party will not disclose Confidential Information to any person other than to its employees, officers, agents, and consultants that have a need to know such information to effectuate the purpose of this Agreement and that only if employees, officers, agents, and consultants shall be informed of this Confidentiality Agreement and shall, in writing, be bound by its terms. All Confidential Information will contain a statement indicating that the information is confidential and should not be disclosed to unauthorized individuals.

11.4 Upon written request from the disclosing party or termination of this Agreement, whichever comes sooner, the receiving party shall either promptly return to the disclosing party all Confidential Information provided to the receiving party pursuant to this Agreement, including any copies thereof and notes or extracts based thereon or certify to the disclosing party that all such Confidential Information have been duly destroyed; except the receiving party may keep one (1) copy for archival purposes and until this Agreement is terminated or becomes inoperative, shall keep confidential and not use in any way detrimental to the disclosing party any analyses, compilation, studies or other documents which reflect any of the Confidential Information.

XII. RECORDS
     -------

ENDO shall keep accurate books and accounts of records in connection with the sale of the Product in the Territory in sufficient detail to permit accurate determination of the amount of royalties to be paid by ENDO to HIND. Such records shall be maintained for a period of two (2) years from the end of the License Year in which sales occurred. HIND, at its expense, through an independent certified public accountant, shall have the right to access such books and records for the sole purpose of verifying the royalty calculations; such access shall be conducted after reasonable prior notice by HIND to ENDO during ENDO's ordinary business hours and shall not be more frequent than once per License Year. Said accountant shall not disclose to HIND or any other party any information except that which should properly be contained in a royalty report required under this Agreement. Any underpaid or overpaid royalties shall be credited to the appropriate party within thirty (30) days after notice of and agreement regarding such under or over payment. Any under payment will be subject to compounded interest at the rate of one percent (1%) per month and any over payment shall bear an interest rate equal to the prime rate for the period in which such overpayment relates to.

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XIII. TERM
      -----

This Agreement and the license granted to the Intellectual Property Rights hereunder, shall expire upon the shorter of thirteen (13) years from the Approval Letter or the expiration of the last to expire Licensed Patent. Thereafter, ENDO shall have a fully paid up license to use all Intellectual Property Rights to develop, use, market, promote, and sell the Product in the Territory

XIV.  TERMINATION
      -----------

This Agreement may be terminated by either HIND or ENDO for the following reasons:

(a)   Material Breach. Either party may terminate this Agreement in the case of
      ---------------
      a material breach by the other party which is not cured within forty-five
      (45) days after written notice of the breach by the terminating party

(b)   Bankruptcy.  Either party may terminate this Agreement immediately in its
      ----------
      entirety if the other party is declared insolvent by a court of competent jurisdiction, files a petition of bankruptcy, is adjudged bankrupt, takes advantage of any insolvency act, is in receivership, or executes a bill of sale, deed of trust, or assignment for the benefit of creditors.

(c) ENDO may terminate this Agreement immediately upon termination of the Related Agreement.

XV.   EFFECT OF TERMINATION
      ---------------------

Upon termination of this Agreement pursuant to Article 14, all rights in the development, importation, use, marketing, promotion, or sale of Product shall revert to HIND, apart from any intellectual property that belongs exclusively to ENDO.

XVI.  EFFECT OF TERMINATION ON OTHER OBLIGATIONS
      ------------------------------------------

Termination of this Agreement shall have no effect on, or relieve any party from the obligation to make any payment or perform any actions arising prior to the effective date of termination.

XVII. ARBITRATION
      ------------

17.1 All disputes over the meaning and interpretation of this Agreement shall be resolved by conciliation and non-binding mediation and if such mediation is unsuccessful then such disputes shall be finally settled by a single Arbitrator selected by HIND and ENDO. If HIND and ENDO cannot agree on a single Arbitrator, then disputes shall be resolved by an Arbitration Panel comprising one arbitrator appointed by HIND and one arbitrator appointed by ENDO, and a Chairman of the Arbitration Panel appointed by the first two arbitrators. Any such arbitration proceeding shall be conducted in accordance with AAA rules; shall be held in the Commonwealth of Pennsylvania, unless otherwise agreed by the parties; and judgment upon the arbitration award may be entered in any court having jurisdiction.

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17.2   In order to initiate procedures for dispute resolution by conciliation, mediation and arbitration either party may give written notice to the other of intention to resolve a dispute, and absent satisfactory resolution, then to arbitrate. Such notice shall contain a statement setting forth the nature of the dispute and the resolution sought. If, within thirty (30) days of such notice a resolution by conciliation between the parties themselves or by mediation has not been achieved to the satisfaction of both parties, and if within forty-five (45) days from said written notice an Arbitrator or Arbitration Panel has not been appointed with an arbitration schedule satisfactory to both parties, then either party may proceed with judicial remedies.

17.3 Notwithstanding the above, HIND reserves the right and power to proceed with direct judicial remedies against ENDO without conciliation, mediation or arbitration for material breach of the royalty payment and sales reporting provisions of this Agreement after giving written notice of such breach to ENDO followed by an opportunity period of forty-five (45) days in which to cure such breach. In collecting overdue royalty payments and securing compliance with reporting obligations, HIND may use all judicial remedies available.

XVIII. OTHER
       -----

ENDO agrees that it will not use the indicia or name HIND or any of HIND's personnel in advertising, promotion, or labeling of Products without prior written approval of HIND.

XIX.   INDEMNIFICATION
       ---------------

(a) ENDO hereby defends, indemnifies and holds HIND harmless from and against all liability, demands, damages, expenses or losses for death, personal injury, illness or property damage (including reasonable attorneys' fees) arising out of the marketing, promotion, and/or sale of the Product in the Territory. As used in this clause, HIND includes its Affiliates, officers, agents and employees, and "ENDO" includes its Affiliates, officers, agents, and employees.

(b) HIND hereby defends, indemnifies and holds ENDO harmless from and against all liability, demands, damages, expenses or losses for death, personal injury, illness or property damage (including reasonable attorneys' fees) arising out of the breach of any of HIND's representations and warranties under this Agreement. As used in this clause, ENDO includes its Affiliates, officers, agents, and employees.

XX.    ASSIGNMENT
       ----------

Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld, provided, however, that ENDO may assign its rights and obligations hereunder to its successor in business and/or any subsidiary or parent entity, provided that ENDO shall remain liable.

HIND-ENDO
SOLE AND EXCLUSIVE LICENSE AGREEMENT


XXI.  FORCE MAJEURE
      -------------

No party shall be liable for a delay in performance or failure to perform an obligation under this Agreement if such delay or failure is due to an act of God or any other occurrence beyond the control of the party, including but not limited to fire, explosion, disease, war, invasion, government acts, weather or civic unrest, or strikes, provided, however, that the party who is unable to perform its obligations under this Agreement due to such occurrence resumes its performance as soon as possible following the end of the occurrence causing delay or failure. In the event that a party claims non-performance of its obligations under this Agreement as a result of this Paragraph, the other party shall have the right to terminate this Agreement if the force majeure that is claimed results in non performance by the claiming party that last more than ninety (90) days.

XXII. NOTICE
      ------

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when hand delivered or sent via a facsimile machine or within five (5) business days of being mailed by registered or certified United States mail or sent by courier to the following addresses:

                         Harry W. Hind
                         President
                         Hind Health Care, Inc.
                         Suite 101, 3707 Williams Road
                         San Jose, CA  95117-2017

                         with a copy to:

                         Larry Caldwell
                         Consulting Research Director
                         Hind Health Care, Inc.
                         Suite 101, 3707 Williams Road
                         San Jose, CA  95117-2017
                         and to ENDO:

                         Carol A. Ammon
                         President & CEO
                         Endo Pharmaceuticals Inc.
                         223 Wilmington West Chester Pike
                         Chadds Ford, PA  19317
                         Tel: (610) 558-9800
                         Fax: (610) 558-9683

                         With a copy to:

                         Osagie O. Imasogie
                         Senior Vice President, Business Development

HIND-ENDO
SOLE AND EXCLUSIVE LICENSE AGREEMENT


                         Endo Pharmaceuticals Inc.
                         223 Wilmington West Chester Pike
                         Chadds Ford, PA  19317
                         Tel: (610) 558-9800
                         Fax: (610) 558-9684

XXIII. GOVERNING LAW
       -------------

This Agreement shall be interpreted under the laws of the Commonwealth of Pennsylvania, not taking into consideration its conflicts of laws.

XXIV.  ENTIRE AGREEMENT
       ----------------

This Agreement, together with its attached Exhibits, constitute the entire agreement between HIND and ENDO with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, whether oral, written or in any other medium, that might exist between the parties with relation to the subject matter hereof. No modification to any provision of this Agreement shall be binding unless in writing and signed by both HIND and ENDO. No waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

XXV.   PUBLICITY:
       ---------

HIND shall not originate any publicity, news release, or other public announcement or comment, written or oral, relating to the Product and/or this Agreement, without the prior written consent of ENDO, except for such announcement which is required by law. In the event HIND needs to make any announcement which is required by law, it will provide ENDO a reasonable opportunity to review the form and content of such announcement and comment upon it before it is made public.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate as of the day and year first above written by their duly authorized officers as set forth below.

HIND HEALTH CARE, INC.              ENDO PHARMACEUTICALS INC.

     /s/ HARRY W. HIND                   /s/ CAROL A. AMMON
By:  __________________________     By:  _________________________
          Harry W. Hind                       Carol A. Ammon
          President                           President & CEO

HIND-ENDO
SOLE AND EXCLUSIVE LICENSE AGREEMENT


EXHIBIT A

                                             PATENTS
                                             -------

U.S. Patent Number                 Title                            Issue Date
--------------------               -----                            ----------

5,709,869             "Method for Treating Nerve Injury               1/20/98
                      Pain Associated with Shingles"

5,411,738             "Method for Treating Nerve Injury                5/2/95
                      Pain Associated with Shingles
                      Herpes-Zoster and Post-Herpetic
                      Neuralgia) by Topical Application
                      Of Lidocaine"

5,601,838             "Method for Treating Pain Associated with       2/11/97
                      Herpes Zoster and Post-Herpetic Neuralgia"

5,589,180             "Method for Treating Nerve Injury              12/31/96
                      Pain Associated with Shingles (Herpes-Zoster and Post Herpetic Neuralgia) by Topical
                      Application of Lidocaine"



                                   TRADEMARKS
                                   ----------


U.S. Trademark Registration number      Trademark           Registration Date
------------------------------------    ---------           -----------------

1597110                                 LIDODERM(R)         July 8, 1996
1821958                                 TAKON(R)            February 15, 1994

HIND-ENDO
SOLE AND EXCLUSIVE LICENSE AGREEMENT


EXHIBIT B



       SUPPLY AND MANUFACTURING AGREEMENT BETWEEN TEIKOKU SEIYKAKU CO.,
                       TEIKOKU PHARMA USA, INC. AND ENDO

HIND-ENDO
SOLE AND EXCLUSIVE LICENSE AGREEMENT


EXHIBIT C

                       NDA OWNERS' STATUTORY OBLIGATIONS

--------------------------------------------------------------------------------
21 CFR 314.                        CONTENT SUMMARY
--------------------------------------------------------------------------------
70           . Changes to the drug substance (i.e., synthesis, source, relax specification limits)
             . Changes to the drug product (i.e., add an ingredient, change manufacturing site, container/closure change)
             . Changes to the product labeling
--------------------------------------------------------------------------------
72           Change in ownership/sponsorship of the NDA
--------------------------------------------------------------------------------
80           . 15-day "Alert reports"
             . Periodic adverse drug experience reports (quarterly intervals for the first 3 years and annual thereafter)
--------------------------------------------------------------------------------
81           . NDA - Field alert report (quality concerns)
             . Annual Report
             . Advertisements and promotional labeling
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PDUFA        User Fee for approved NDAs (Product Fee)*

--------------------------------------------------------------------------------


       *
             -------------------------------------------------------
                       1998      1999      2000      2001
             -------------------------------------------------------
                      $***      $***      $***      $***
             -------------------------------------------------------